Exhibit 10.15

D & M RENTAL COMPANY

COMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT made this 1st day of August 2002, by and between D& M Rental Company, hereinafter referred to as “Landlord”, and Solomon Technologies, Inc. hereinafter referred to as “Tenant.”

WITNESSETH, that for and in consideration of the rent hereafter received, and the covenants contained herein, the parties hereby agree as follows:

1. Lease Premises.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental and upon the conditions set forth herein, that the certain real property together with appurtenances hereto commonly known as 7783 Benedict Avenue, Benedict, MD 20612 (consisting of an Office Building, Oyster House, Garage, Two Docks and Two Ramps), herein after referred to as the “property.”

Tenant has thoroughly examined the premises and has found all equipment to be in good working order, the premises in a clean, neat and orderly condition, and accepts same as is with the following exceptions Landlord will pay $1,000.00 to Tenant for appliance allowance-appliances (kitchen) will stay with office Bldg. Paid Check 7373 DT

In accordance with the Charles County Code for the amount of space being leased, there are 25 (Twenty-Five) parking spaces provided for Tenant near the leased premises.

2. Term

2.1 Terms.

a. The term of this Lease shall be Five (5) Years beginning on August 1, 2002, and ending on July 31, 2007.

b. The monthly rent shall be Three Thousand and no/100 Dollars ($3,000.00), per month plus additional costs as stipulated within the Agreement.

c. All rental payments are due and payable to the Landlord or their heirs or assigns, without deduction or demand, in advance, on or before the first day of each and every month during the term hereof and any option period(s) exercised. Checks are to be to be made out to and mailed to D & M Rental Company, 9405-A Livingston Road, Fort Washington, MD 20744.

d. For each additional year of this Lease, Tenant agrees to pay the Landlord an increase in rental payments of:

$3,100.00 per month for the 2nd

$3,200.00 per month for the 3rd

$3,300.00 per month for the 4th

$3,400.00 per month for the 5th year

All rental payments are due and payable, in advance, without deduction or demand, on or before the first day of each and every month during the term of this Lease and any option period(s) exercised.

e. It is understood and agreed in the event a check issued to Landlord by the Tenant is returned by the bank it is drawn on and not honored for payment, there will be a minimum charge of Thirty-Five and 00/100 Dollars ($35.00) for each returned check.

f. Upon the signing of this Lease, the Tenant agrees to deposit with the Landlord the sum of Three Thousand and no/100 Dollars ($3,000.00), the first month’s rent.

2.2 Renewal

The Landlord has the option to sell or continue renting to Tenant for Five (5) additional years as per conditions contained herein. Tenant shall have the right of first refusal to continue to Lease the premises or to purchase the premises, on the same terms as is offered to a third party, provided the lease has not been otherwise terminated and tenant is not in default. In the event Tenant exercises its right of first refusal to purchase the property, it shall be at a price determined by an independent MIA Appraiser selected by Landlord, but in no event at a sales price less than $375,000.00. The amount of the appraisal will be reduced by the cost of any major improvement made by the Tenant during the initial and option terms of this Lease. Any rights to exercise the right of first refusal herein set forth shall be made by Tenant by written notice at least ninety (90) days but no greater than one hundred eighty (180) days prior to the expiration of the Lease or option period, or such rights of Tenant shall be deemed to have been waived. Should the Landlord decide to continue rental, the 1st years monthly rent would be $3,400.00 plus CPIU as per the following. Beginning with the first year of the option renewal term, the rent is to be adjusted at the first month of each calendar year based upon the percentage change in the Revised Consume Price Index for U.S. City Average for Urban Wage Earners and Clerical Workers (1967-100) issued by the Bureau of Labor Statistics of the U.S. Department of Labor (CPIU) for the months of June to the year just ended and the previous June.

3. Possession.

If Landlord should be unable to give possession of Premises on date of commencement of the term hereof because the Premises are located in a building being constructed and which has not been sufficiently completed to make the Premises ready for occupancy, or if the Landlord is unable to give possession of the Premises on the date of commencement of the term hereof, by reason of holding over or retention of possession of any tenant or occupant, or if repairs, improvements, or decoration of the Premises or if the building of which the Premises form a part are not completed, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is tendered by Landlord with Landlord’s notice to Tenant that the same is ready for occupancy. Should tender of possession of the Premises be later or earlier than the beginning dated named, then, and in that event, the beginning date, and this Lease shall rent for the full term, from the date of such tender of possession. Provided, that no such failure to give possession of the date of commencement of the term shall in any other respect affect the validity of the Lease or the obligations of the Tenant hereunder. If permission is given to the Tenant to enter into possession of the Premises, or to occupy space other than the Premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, and conditions of the provisions of this Lease.

4. Security Deposit.

Tenant shall deposit with Landlord upon execution Three Thousand and no/100 Dollars ($3,000.00) as security for the faithful performance of Tenant’s obligations hereunder. Tenant hereby agrees that this security deposit will not be applied to rent due under this Lease or to the last month’s rent. The conditions under which Landlord will hold (and be obligated subsequently to return) the security deposit are as follows:

a.	Full term of Lease has expired;

b.	Tenant has given Landlord at least Ninety (90) days notice that it will vacate the Premises;

c.	Tenant does vacate the Premises at the termination of the Lease and return the keys thereto;

d.	Premises, inside and out, are left in “Broom Clean” condition and undamaged (except ordinary wear and tear);

e.	There are no unpaid late charges, delinquent rent, court costs or attorney’s fees or any other monies owed by Tenant to Landlord;

f.	Tenant has the option of a walk-through inspection with Landlord or Landlord’s agent after fully vacating the premises. Notice of Tenants desire to be present for the inspection with Landlord or Landlord’s agent after fully vacating the premises.

If Tenant has complied with each of the above requirements, Landlord agrees that said security deposit will be returned in full without payment of interest thereon. If Tenant violates any of the above requirements, Landlord may apply part of, or all of the deficiency existing in any monies due to the Landlord for failure to comply with the provisions of this Lease and matters as set forth in paragraph 4 (a) through 4 (f) and the Landlord shall also have the right to proceed with any other legal or equitable remedies available.

5. Additional Rent.

Should Tenant fail to pay said rent, as stipulated above, on or before the due date, the first day of each and every month in which due, Tenant agrees to pay an additional amount of rent equal to ten percent (10%) of the total monthly rental due. If said rental shall remain in arrears for a period exceeding the 30th day of the month in which due, Tenant agrees to pay an additional amount of rent equal to fifteen percent (15%) of the total monthly rental due. Plus the lease reverts to month to month bases without notice, at sole option of Landlord.

6. Warranty to Tenant.

Landlord hereby covenants that it has full authority to execute this Lease and further agrees that Tenant, upon paying said rent and performing the covenants of this Lease, shall and may quietly have, hold and enjoy the demised premises during the term hereof.

7. Relationship of Landlord and Tenant.

It is expressly understood that Landlord shall not be construed or held to be a partner or associate of Tenant in the conduct of its business.

8. Restriction of Use.

The demised premises are to be used only as and for:

Research and development of electric motor – boat propulsion

Tenant agrees not to permit any unlawful or immoral practice to be committed or carried on in the demised premises and not to make or permit any use of the premises other than hereinbefore specified, and not to use or permit the use of the premises for any purpose whatsoever that will injure the reputation of the Tenant understands and acknowledges that the storage, display or placement of any goods, products or objects of whatever nature, or the fabrication, repair, or any other work on said goods, products or objects on the exterior of the premises is strictly prohibited by the Landlord.

9. Repairs, Maintenance, Utilities, Etc.

a. Tenant will maintain, take good care of, and make all necessary repairs to the leased premises both interior and parts of the exterior, including but not limited to plate glass windows and doors, the garage doors, heating, air conditioning and electrical equipment and including all other improvements, fixtures, and appurtenances in and about the same necessary to preserve them in good order and condition, which repairs same necessary to preserve will be in a quality and class equal to the original work; promptly pay the expenses of such repairs; and give prompt notice to the Landlord of any fire that may occur; execute and comply with all laws, orders, rules, ordinances, and regulations or to Tenants occupation thereof, of the State of Maryland, County of Charles, or other political subdivision in which the bureau of official thereof, and of the Maryland Fire Underwriters Rating Bureau, where the need for such execution and compliance arises out of the use and occupancy of the property by Tenant. Should Tenant fail to make any repairs with ten (10) days of occurrence, they may be repaired by the Landlord, and the costs thus incurred plus thirty percent (30%) for overhead shall be payable by the Tenant.

b. Tenant will abide by and faithfully observe all ordinances relating to the occupancy and traffic rules now or hereafter to be enforced in Charles County. It being understood, however, there shall be no unreasonable conditions established that would in any way interfere with the free and orderly operation of the Tenant’s business, and further that such rules and regulations will apply to all tenants. Tenant will keep sidewalks and ways immediately in front of the premises free from obstruction of all nature and properly swept and the snow and ice removed from the premises during the term of this Lease.

c. Tenant will pay directly to the appropriate utility company all gas, electric, fuel, water and all other utility bills incurred through the use of the leased premises.

d. Tenant will not allow any accumulations of refuse matter of any kind to remain on the leased premises and property and shall not suffer or commit any waste thereof. It will keep the interior of the leased premises in a clean, neat, orderly, sanitary and attractive condition.

e. Landlord represents all the mechanical equipment, plumbing, plumbing fixtures, electrical and electrical fixtures are in good repair and in operating order on the date this Lease is executed. It is understood, however, in the event Tenant discovers to the contrary a defect does exist, he must report same to the Landlord within fifteen (15) days or assume the responsibility for its repair. Landlord will repair and maintain, during the term of this Lease and any options, exterior walls, roof, parking lot, exterior utilities and grounds, except that area referred to in paragraph 9b, which is self explanatory.

10. Alterations.

10.1 Installation.

Tenant shall not make any alterations, additions, modifications, or improvements to the Premises without the prior written consent of the Landlord. If Tenant desires to make any such alterations, etc., plans for same shall be done by Tenant, at its own expense, and Tenant agrees that all such work shall be done in a good and workman like manner, that the structural integrity of the building shall not be impaired, that no liens attach to the Premises by reason therefore, and aforementioned alterations, etc.

10.2 Ownership and Removal.

The alterations, additions, modifications, and improvements referred to in paragraph 10.1 and consented to in writing by the Landlord, shall become part of the real property as soon as they are affixed thereto; however, Landlord may, at Landlord’s option, require that Tenant remove all or any part of said alterations prior to the expiration of the Lease term. If Landlord so requires, Tenant agrees, at its own expense, to remove same and to restore the Premises to its original condition.

11. Hazardous Storage.

Tenant agrees that it will not store gasoline or other explosive, flammable or toxic material in the Premises or don anything which may cause Landlord’s insurance company to void the policy covering the Premises or to increase the premium thereon, and that Tenant will immediately conform to all rules and regulations from time to time made or established by the Landlord’s insurance company or insurance rating bureau.

12. Fire Insurance.

Tenant agrees, in addition to the provisions of Paragraph 11, that by fire or other hazards, as well as public liability insurance, to be canceled or that will prevent Landlord from procuring same in acceptable companies and at standard rates. Tenant will further do everything reasonably possible and lowest possible rates for insurance on the premises. If, however, the cost to Landlord of obtaining insurance on the Premises (or the building in which the Premises are located) is increased due to the Tenant’s occupancy thereof, Tenant agrees to pay, promptly upon demand, as additional rent, any such increase.

12.1 Liability, Insurance and Indemnification of Landlord.

Landlord shall not be liable to Tenant for any injury, loss or damage to the Tenant or to any other person or property occurring upon the Premises or the approaches thereto or the parking facilities in or adjacent thereto from any cause other than the negligence of Landlord. Tenant agrees to indemnify and save the Landlord harmless against and from any and all liability, damages, expenses, including reasonable attorney’s fees, claims and demands of every kind, that may be brought against it, for or on account of any damage, loss or injury to persons or property in or about the Premises during the term of this Lease, or during any occupancy by Tenant prior to the commencement of this Lease. Tenant further agrees to carry, at its own expense, at all times, during the term satisfactory to Landlord, with limits of (1) at least ONE MILLION DOLLARS ($1,000,000.00) for injury, including death, to any person, and (2) at least ONE MILLION DOLLARS ($1,000,000.00) for injury, including death, in any one casualty, and (3) THREE HUNDRED THOUSAND DOLLARS ($300,000.00), or in such greater amounts as Landlord may from time to time reasonably require. Said insurance coverage shall extend to (amongst all other things) latent defects in the improvements. Tenant shall also carry, at its own expense, plate glass insurance, where applicable.

The insurance policies evidencing such insurance shall name Landlord as additional insured and shall also contain a provision by which the insurer agrees that such policies shall not be canceled except after THIRTY (30) days written notice to Landlord.

Upon execution of this Lease and annually thereafter certificate from the insurer evidencing each such policy to be in effect. In the event Tenant fails to procure such insurance, Landlord may, but shall not be obligated to procure same, and all expenses incurred by Landlord in connection therewith shall be chargeable to Tenant as additional rent.

13. Permits.

Tenant shall, at its own expense, promptly obtain from the appropriate governmental authorities any and all permits, licenses, and the like required to permit Tenant to occupy the Premises for the purposes herein stated. This requirement shall not relieve the Tenant of its liability for rent from the commencement date herein above set forth.

A public ordinance requires a USE and OCCUPANCY PERMIT be applied for prior to occupancy. Compliance with this ordinance is the sole responsibility of the Tenant.

14. Assignment and Subletting.

Tenant shall not have the right to assign the within Lease, nor sublet the demised premises, in whole or in part, without first obtaining the written consent of the Landlord and supplying the Landlord with a certified financial statement report of the proposed assignee.

The Landlord has the sole and absolute subjective discretion to withhold the consent to assign this Lease.

15. Subordination.

Tenant accepts this Lease and the tenancy created hereunder, subject and subordinate to any leases, mortgages, deeds of trust, leasehold mortgages or other security interest now or hereafter a lien upon or affecting the building or the real property or any part thereof. Tenant shall, at any time hereafter, or request, execute any instruments, leases, or other documents that may be required by any mortgage, mortgages, deeds of trust, trustee, or underlying owner or Landlord hereunder to subordinate Tenant’s interest hereunder to the lien or any such mortgage or mortgages, deed or deeds of trust or underlying lease, and the failure of Tenant to execute any such instruments, leases or documents shall constitute a default hereunder. Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or certificated for and on behalf of Tenant.

16. Adornment and Non-Disturbance.

Tenant agrees that upon any termination of Landlord’s interest in the leased premises, Tenant will, upon request, attorn to the person or organization then holding title to the reversion of the leased premises (the “Successor”) and to all subsequent Successors, and shall pay to the Successor all rents and other monies required to be paid by the Tenant hereunder and perform all of the other terms, covenants, conditions, and obligations contained in this Lease, provided, however, that Tenant shall not be so obligated to attorn unless, if Tenant shall so request in writing, such covenants and conditions of this lease, Tenant’s possession under the provisions of this Lease shall not be disturbed by any such Successor.

17. Real Estate and Front Foot Benefit Charge.

Landlord covenants and agrees to pay all real estate taxes, both State and County, and all front foot benefit charges which may be levied or assessed against the land improvements. If the amount of the real estate taxes or front foot benefit charges shall exceed in any lease year the amount of such taxes or front benefit charges for the first tax year of this lease, the Tenant covenants and agrees to pay any additional amounts assessed.

a. It is understood the base real estate tax year in this Lease will be the remaining portion of the fiscal year of 2002 and that any increase will be computed on the fiscal year beginning July, 2003.

b. In the event the mortgage lender requires taxes to be collected with monthly principle and interest charges, the Tenant agrees to pay an additional amount of rent equal to his pro-rated share of the increase in taxes monthly with the monthly rental payment.

18. Property Loss or Damage.

18.1 Tenant hereby expressly agrees that Landlord shall not be responsible in any manner for any damage or injury to the person or property of Tenant or any other person or business directly or indirectly caused by (I) dampness or water, whether due to a break or leak in any part of the roof, heating, plumbing or sprinkler system within the Premises, or in the building in which the Premises are located, no matter how caused; (ii) theft; (iii) fire or other casualty; (iv) any other cause whatsoever.

18.2 Subject to the provisions of paragraph 18.1, Landlord shall not be liable for damage or injury or person or property of Tenant or of any other person or business unless notice in writing of an defect (a) which Landlord has under the terms of this Lease the duty to correct and (b) which has caused such damage or injury, such damage or injury reasonably to have enabled Landlord to correct such defect, and even then only if such damage or injury is due to Landlord’s negligence.

19. Signs.

Tenant shall have the right to place a sign upon the building in accordance with Charles County regulations and restrictions. However, Tenant MUST have Landlord’s written approval prior to erection of any signs and Landlord shall issue such approval at his sole discretion.

20. Landlord’s Right to Enter and Show Premises.

20.1 Landlord’s right to Inspect and Repair.

Tenant agrees to permit Landlord or Agent to enter the Premises at any reasonable time for the purpose of determining the condition of the premises and making repairs thereto.

20.2 Landlord’s right to Show Premises.

Tenant agrees that Landlord may, within the last four (4) months of the Lease term, display a “For Lease” or “For Sale” sign on the Premises, and show prospects through the Premises at any reasonable time.

It is understood and agreed, Tenant may change locks if he so chooses. However, in such event, Landlord must be given a new key to said lock. Landlord has the right to enter said premises in the event of any emergency or for the purpose of regular inspections.

21. Surrender at End of Term.

Except as otherwise provided in paragraph 10.2, Tenant shall vacate the Premises at the expiration or other termination of this Lease and remove all goods and effects not belonging to Landlord and shall surrender possession of the Premises and all fixtures and systems thereof in good repair, reasonable wear and tear and damage by fire or other unavoidable casualty excepted. If Landlord is hereby expressly authorized to do so on Tenant’s behalf and Landlord may sell such articles on the Premises as Landlord, in its sole discretion, deems saleable, and may dispose of others in any manner which it chooses. The proceeds of any such sale shall be applied toward the expenses thus incurred and Tenant will receive net proceeds, if any, and agrees to pay any remaining balance promptly.

22. Holding Over.

If Tenant shall not immediately surrender possession of the Premises at the termination of this Lease, Tenant shall become a month-to-month Tenant, at twice the monthly rental just prior to expiration of this Lease, said rental to be payable in advance; but unless Landlord elects to accept such rental from Tenant, the Landlord shall continue to be entitled to re-take possession of the Premises without any prior notice to Tenant. If the Tenant shall fail to surrender possession of the Premises immediately upon the expiration of the term hereof, the Tenant hereby agrees that subsequent occupancy of a month-to-month tenancy shall have been created as aforesaid. Tenant further agrees that it shall be liable for any damages suffered by Landlord by reason of Tenant’s failure to immediately surrender the Premises.

23. Destruction, Fire or other Casualty.

In case of partial damage to the Premises by fire or other casualty insured against by Landlord, Tenant shall give immediate notice thereof to Landlord, and Landlord, to the extent that insurance proceeds respecting such damages are subject to and, in fact, are under the control and use of Landlord, due allowance being made for reasonable delay which may arise any reason of adjustment of loss under insurance policies on the part of the Landlord and/or-Tenant, and for reasonable delay on account of “labor troubles” or any other cause beyond the Landlord’s control, and to the extent that the lease Premises are rendered untenantable, the rent shall proportionately abate, provided the damage above mentioned occurred without the fault or neglect of Tenant or any other said persons, or to the extent that insurance proceeds respecting such damage are not subject to, and in fact, are not under the-control and use of Landlord, the damage shall be repaired by Landlord at Tenant’s expense and there shall be no apportionment or abatement for rent. In the event the damage shall be so extensive to the whole building as to render it uneconomical, in Landlord’s opinion, to restore for the use of repair or rebuild the building, this lease, at the option of the Landlord, shall be terminated upon written notice to Tenant and the rent shall, in such event, be paid to or adjusted as of the lapse of time upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Premises and surrender the same to Landlord, but no such termination shall release Tenant from any liability to Landlord arising from such damage or from any breach of the obligations imposed on Tenant hereunder.

24. Eminent Domain.

If the entire Premises shall be substantially taken (either temporarily or permanently) for public purposes, or in the event Landlord shall convey or Lease the property to any public authority in settlement of a threat or condemnation or taking, the rent shall be adjusted to, the date of such taking or leasing or conveyance, and this Lease shall thereupon terminate. If only a portion of the Premises shall be so taken, leased or condemned, and as a result of such partial taking, Tenant is reasonably able to sue the remainder of the Premises for the purposes intended hereunder, then this Lease shall not terminate, but, rent hereunder shall be abated in any amount thereof proportionate to the area of the Premises for the purposes intended hereunder, then this Lease shall terminate as if the entire Premises had been taken, leased or condemned. In the event of a taking, lease or condemnation as described in this Article, whether or not there is a termination hereunder, Tenant shall have no claim against Landlord other than adjustment of rent to the date of taking lease or condemnation, and Tenant shall not be entitled to any portion of any amount that may be awarded as damages or paid as a result or in settlement of such proceedings or threat.

25. Other Condition.

Tenant is hereby granted occupancy as of August 1, 2002 with the rent commencing August 1, 2002. Tenant is still obligated to pay all utility charges effective August 1, 2002.

26. Tenant’s Default.

a. If at any time during Tenant’s occupancy of the demised Premises it shall become necessary to institute legal proceedings for any reason, Tenant agrees to pay Landlord an additional amount of rental equal to the attorney’s fees incurred by the Landlord during said litigation.

b. In the event of any failure of Tenant to pay rental due hereunder within five (5) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been mailed to Tenant, or if Tenant shall become bankrupt or insolvent, or file any debtor proceedings or take or have taken against Tenant in any court pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or for reorganization or for the Tenant’s property, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement, or if tenant shall abandon the leased property, or suffer this Lease to be taken under any writ of execution, then Landlord, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the leased property and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of tenant, all without service or notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

c. Should Landlord elect to re-enter as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease, or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relit the property, and relit the property, or any part thereof, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Upon such reletting all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and cost of such alterations and repairs; third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the leased property by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Landlord or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the leased property, reasonable attorney’s fees, and including the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the leased property for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

27. Waiver.

The receipt of rent by the Landlord, whether the same by that originally reserved or that which may be payable under any of the covenants and/or agreements herein contained, or any part thereof, shall not be deemed to operate as a waiver of the right of Landlord to enforce the same of any other covenants and conditions on the occasion of a subsequent breach or default. No waiver or consent of Landlord or its successor or assigns, given hereunder, in any instance, shall operate as a waiver of any provision of this agreement, except for that instance alone.

28. Several Liability.

If the Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual corporation, entity, joint venture or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payment specified herein and all other duties and obligations hereunder.

29. Estoppel Certificates.

Tenant agrees at any time and from time to time upon not less than five (5) days prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by any third party not a party to this Lease.

30. Notices.

All notices, demands, and requests required under this Lease shall be in writing. All such notices shall be deemed to have been properly given if sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Landlord at:

D & M Rental Company

9405-A Livingston Road

Fort Washington, MD 20744

Attn: Donna Zupancic

and to the Tenant at:

Solomon Technologies, Inc.

c/o David Tether CEO

7375 Benedict Avenue

Benedict, MD 20615

Either party may designate a change of address by written notice to the other party. Notices, demands, and requests which shall be served by certified mail in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed by United States certified mail as aforesaid in any Post Office or Branch Post Office regularly maintained by the United States Government.

31. Partial Invalidity.

If any term, covenant, or condition of this Lease or application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease of theapplication of such term, covenant, or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

32. Landlord’s Right to Cumulative.

The rights given to the Landlord in this lease are in addition to any rights that may be given to the Landlord by any statute, rules of law, or otherwise.

33. Captions.

All headings in this Lease are intended for convenience of the reference only and are not to be deemed or taken as summary of the provisions to which they pertain or as a construction thereof.

34. Successors and Assigns.

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefits of Landlord and Tenant, and their respective heirs, distributes, executors, administrators successors and except as otherwise provided in this Lease, their assigns. No waivers of any covenants herein shall be construed to be a waiver of the covenant itself or of any subsequent break thereof, or of this Lease.

35. Governing Law.

This Lease was made in the State of Maryland and shall be governed by and construed in all respects in accordance with the laws of the State of Maryland.

36. Entire Agreement.

This instrument contains all the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing, signed by all the parties hereto or their respective successors in interest.

37. Miscellaneous.

a. As used in this lease, and where the contest requires: (1) the masculine shall be deemed to include the feminine and neuter and vice-versa; and (2) the singular shall be deemed to include the plural and vice-versa.

b. Tenant does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage, and any emergency statutory or any other statutory remedy.

c. Tenant covenants and agrees that it shall not inscribe, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the building without the prior written consent of the Landlord. If such consent be given by Landlord, any such sign, advertisement or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

d. Tenant covenants and agrees that it shall not attach or place awnings, antennas or other projections to the outside walls or any exterior portion of the building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord. OK to change curtains, blinds and carpet.

e. Tenant, Tenant’s servants, its agents, invites, employees and licensees shall not park on, store on, or otherwise utilize any parking or leading areas on the real property, except as provided in writing by Landlord.

f. Tenant agrees that it will, at all times, maintain a minimum temperature of forty (40) degrees Fahrenheit to prevent freezing of any water pipes.

g. ENVIRONMENTAL REGULATIONS. Tenant agrees to be familiar with and to comply fully with all Federal, State, and local laws, ordinances and regulations concerning the storage, use and disposal of hazardous wastes and substances, as now in effect or hereafter enacted. The Term hazardous wastes and substances include, but are not limited to, all petroleum based products, acids, lead batteries, and all other substances as defined as hazardous or toxic, particularly those substances commonly used in and about automobiles. Tenant agrees to indemnify and hold Landlord harmless from any and all costs, claims or expenses, including attorney fees, which are incurred by Landlord in connection with attorney fees, which are incurred by Landlord in connection with and resulting from Tenants use, storage or disposal by Tenant of hazardous wastes and substances in and about the rental premises.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

WITNESS:	DATE:

TENANT:	DATE:

/s/ DAVID E. TETHER	August 7, 2002

David Tether CEO

LANDLOARD: D & M RENTAL COMPANY	DATE:

/s/ DONALD E. SMOLINSKI	August 1, 2002

Donald E. Smolinski

DATE OF FINIAL RATIFICATION August 1, 2002